Exhibit 99.2
NEUSTAR, INC. Supplemental Information Earnings Report February 10, 2010

Key Performance Metrics by Revenue Categories Metrics 2009 Quarter Ending, Full-Year Revenue category March 31, June 30, September 30, December 31, 2009
Addressing NPAC transactions (in thousands) 8,326 4,894 5,340 6,179 24,738 Ultra queries (in billions) 753 835 1,009 1,052 3,649 Ultra new customers 257 222 284 251 1,014 Ultra upgrades 200 255 283 256 994 Registry — domain names under management (in thousands) 3,995 4,039 4,071 4,094 4,094 CSC — codes under management 3,031 3,012 3,031 3,064 3,064 Functionality Enhancements Ultra’s SOWs ($ in 000) — - — 2,625 2,625 Interoperability NPAC transactions (in thousands) 6,293 6,286 6,866 6,729 26,174 NGM IM subscribers (in thousands) 1,128 1,278 1,104 998 998 Infrastructure NPAC transactions (in thousands) 84,441 84,924 86,991 87,703 344,060 Functionality Enhancements NPAC SOWs ($ in 000) — - 988 1,748 2,736

Expense by Cost by Quarter and as a Percentage of Revenue Expense by type, 2009 Quarter Ending, Full-Year $ in thousands March 31, June 30, September 30, December 31, 2009 Cost of revenue 27,843 28,336 26,629 30,452 113,260 (excl. D&A) % of Revenue 25% 24% 23% 23% 24% Sales and marketing 19,507 19,239 20,447 24,178 83,371 % of Revenue 17% 17% 17% 18% 17% Research and 4,313 4,514 3,948 3,385 16,160 development % of Revenue 4% 4% 3% 3% 3% General and 13,501 14,301 13,472 14,700 55,974 administrative % of Revenue 12% 12% 11% 11% 12% Depreciation & 9,245 9,332 9,538 9,925 38,040 Amortization % of Revenue 8% 8% 8% 7% 8% Restructuring charges — - 2,733 3,289 6,022 % of Revenue 0% 0% 2% 2% 1% Total Operating 74,409 75,722 76,767 85,929 312,827

Expense Details Other Details and Headcount Stock-based compensation by type, $ in thousands 2009 Quarter Ending, Full-Year March 31, June 30, September 30, December 31, 2009 Cost of revenue 379 805 182 568 1,934 Sales and marketing 1,011 1,470 921 1,156 4,558 Research and development 447 625 4 369 1,445 General and administrative 1,862 1,642 774 2,063 6,341 Total Stock-based compensation expense 3,699 4,542 1,881 4,156 14,279 Amortization of intangibles ($ in thousands) 2,264 1,947 1,860 1,734 7,805 Headcount by type 2009 Quarter Ending, Full-Year March 31, June 30, September 30, December 31, 2009 Cost of revenue 373 374 368 352 352 Sales and marketing 273 264 278 283 283 Research and development 111 107 99 84 84 General and administrative 159 168 166 177 177 Total Headcount 916 913 911 896 896